UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Tuesday Morning Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

October 9, 2012

Supplement to Proxy Statement

Subsequent to the filing of its definitive proxy statement, dated September 27, 2012 (the “Proxy Statement), relating to the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Tuesday Morning Corporation (the “Company”) to be held on November 7, 2012, the Company engaged Okapi Partners LLC (“Okapi”) to assist the Company with the solicitation of proxies for the proposals set forth in the Proxy Statement and to be voted upon at the Annual Meeting.  The Company has agreed to pay Okapi a fee of $6,500 for such solicitation services plus reimbursement of Okapi’s out-of-pocket expenses.  The Company will also pay Okapi a fee of $5.00 per completed phone call and $5.00 per telephonic vote received.